UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2021

Date of Report (Date of earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01	Other Events

On or about May 11, 2021, Simulations Plus, Inc., a California corporation (the “Company”), mailed a proxy statement (the “Proxy Statement”) to its shareholders relating to a special meeting of the Company’s shareholders (the “Special Meeting”), which Special Meeting is to be held on Wednesday, June 23, 2021, at 2:00 p.m. Pacific Time, virtually via live webcast through www.virtualshareholdermeeting.com/SLP2021. The Proxy Statement included a proposal to approve the Company’s adoption of a new 2021 Equity Incentive Plan (the “2021 Plan”). If approved by the Company’s shareholders, the 2021 Plan would have authorized a total of 2,100,000 shares of the Company’s common stock for issuance thereunder.

On June 3, 2021, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Special Meeting, which included an unfavorable recommendation from ISS with respect to the Company’s adoption of the 2021 Plan. ISS’ recommendation “against” shareholder approval of the 2021 Plan was based in large part on ISS’ determinations that (i) the cost of the 2021 Plan to the Company is excessive, and (ii) the estimated duration of available and proposed shares issuable under the 2021 Plan exceeds six years.

In response to the ISS recommendation to vote “against” the proposal to approve the 2021 Plan, on June 8, 2021, the Company revised the 2021 Plan to decrease the total number of shares of common stock authorized and reserved for issuance under the 2021 Plan from 2,100,000 shares (as originally proposed) to 1,300,000 shares. The Company believes that the 2021 Plan, as revised (the “Revised 2021 Plan”), will significantly lower the 2021 Plan’s cost and decrease the estimated duration of available and proposed shares. The Company made no other changes to the 2021 Plan.

Consistent with disclosures included in the Proxy Statement with respect to the adoption of the 2021 Plan, if the Company’s shareholders approve the adoption of the Revised 2021 Plan, the Revised 2021 Plan will replace the Company’s current 2017 Equity Incentive Plan (the “2017 Plan”), no additional awards will be available for issuance under the 2017 Plan, and any awards that are cancelled or expire under the 2017 Plan will not be reissued. The Company has not issued any awards under its 2017 Plan since May 11, 2021, and the Company shall refrain from granting and/or issuing any additional awards under the 2017 Plan unless our shareholders reject the adoption of the Revised 2021 Plan at the Special Meeting, or an adjournment thereof, if applicable.

If shareholders do not approve the Revised 2021 Plan, the Revised 2021 Plan will not be effective, the 2017 Plan will remain in effect in accordance with its terms until its expiration, and the Company may be required to significantly increase the cash component of its executive compensation program in order to remain competitive and adequately compensate its employees, directors and service providers.

The foregoing is a summary description of certain terms of the Revised 2021 Plan and is qualified in its entirety by reference to the full text of the Revised 2021 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Except as set forth above, the Proxy Statement remains unchanged. The Revised 2021 Plan will be presented for shareholder approval at the Special Meeting. The Company’s Board of Directors continues to recommend unanimously that shareholders vote “for” the proposal in the Proxy Statement, as supplemented by this supplement, to approve the Company’s Revised 2021 Plan. Any vote “for” or “against” the 2021 Plan proposal using the proxy card previously furnished to the shareholders of record as of April 26, 2021, the record date for the Special Meeting, or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote “for” or “against,” as applicable, the Revised 2021 Plan. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Special Meeting by submitting a new proxy bearing a later date via the Internet, by telephone, by mail or by attending the Special Meeting virtually and casting the online ballot, or as otherwise described in the Proxy Statement. If any shareholder would like a new proxy or has any questions, he or she should contact Will Frederick, the Company’s Chief Financial Officer and Corporate Secretary, at 42505 10th Street West, Lancaster, CA 93534, or at (661) 723-7723.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

10.1       Simulation Plus, Inc. 2021 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: June 8, 2021	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer

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